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                                                                    Exhibit 10.3



                      AMENDED 1998 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

1. Purpose.

   The purpose of the Ziff-Davis 1998 Non-Employee Directors Stock Option Plan (the "Plan") is to promote the interests of Ziff-Davis Inc., a Delaware corporation (the "Company") and its affiliates and stockholders, by allowing the Company to attract and retain highly qualified directors who are not employees of the Company, SOFTBANK Corp., SOFTBANK Holdings Inc. or SOFTBANK America Inc. ("Non-Employee Directors") by permitting such Non-Employee Directors to obtain or increase their ownership position in the Company through the holding of common stock of the Company, par value $0.01 per share (regardless of series, the "Common Stock"), and providing such Non-Employee Directors with an interest in the Company parallel to that of the Company's stockholders.

2. Plan Administration.

   The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a Compensation Committee (the "Committee") appointed by the Board. To the extent the Plan is administered by the Board, the term "Committee" shall refer to the Board. A majority of the Committee shall constitute a quorum, and the acts of the majority of such quorum shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any option agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may accelerate the exercisability of any option granted hereunder, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final, conclusive and binding on all persons, including the Company and its subsidiaries, its shareholders, Non-Employee Directors and their estates and beneficiaries. Members of the Committee and any officer or employee of the Company or any subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination. It is the intention of the Company that the Plan and the administration thereof comply in all respects with Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act.

3. Eligibility.

   Each Non-Employee Director is eligible to receive awards of stock options ("Awards") under Section 5.

4. Shares Subject to the Plan.

   Subject to adjustment as provided in Section 9, the total number of shares of Common Stock which may be delivered pursuant to Awards granted under the Plan through the Company's fiscal year ending in 2000 shall not exceed 300,000 shares and pursuant to Awards granted in each fiscal year thereafter shall not exceed one-tenth of one percent (0.1%) of the issued and outstanding shares of Common Stock determined as of the last day of the immediately preceding fiscal year, increased by the number of shares available for Awards in previous fiscal years but not covered by Awards granted in such years. The shares issued under the Plan may be authorized and unissued shares or treasury shares, as the Company may from time to time determine. Shares subject to or underlying an Award that expires unexercised, or is forfeited, terminated or canceled, or is paid in cash in lieu of Common Stock and shares that are tendered to pay for the exercise of a stock option shall thereafter again be available for grant under the Plan.

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5. Awards.

   (a) Non-Discretionary Grants. Each Non-Employee Director shall receive upon election as a member of the Board an initial grant of stock options ("Initial Grant") to purchase 15,000 shares of Common Stock which, in the event of a reclassification of the Common Stock into (x) a series of Common Stock that is intended to reflect the performance of the ZDNet division of the Company ("ZDNet Common Stock"), and (y) a series of Common Stock that is intended to reflect the performance of the business of the Company other than the ZDNet division, plus a retained interest in the ZDNet division ("ZD Common Stock") (the "Reclassification"), shall be composed of 15,000 shares of ZD Common Stock; provided, that following an initial public offering of the ZDNet Common Stock, the Initial Grant shall be composed of shares of ZD Common Stock and shares of ZDNet Common Stock in such proportion as determined by the Committee; provided, that each Non-Employee Director who is on the Board on the date of the initial public offering of Common Stock (prior to the Reclassification) shall receive such Initial Grant on the date of such initial public offering; provided, further, that each Non-Employee Director who is on the Board on the date of the initial public offering of ZDNet Common Stock shall receive a grant of stock options to purchase 25,000 shares of ZDNet Common Stock on the date of such offering at the initial public offering price, which will vest and become exercisable with respect to 25% of the shares on December 31 of the year in which the consummation of the offering occurs, and an additional 6.25% of the shares at the end of each three-month period thereafter. On the date of each annual shareholders meeting thereafter, each Non-Employee Director shall automatically receive an annual grant of stock options to purchase 7,500 additional shares of Common Stock which, following the Reclassification, shall be composed of 7,500 shares of ZD Common Stock; provided, that following an initial public offering of the ZDNet Common Stock, such annual grant shall be composed of shares of ZD Common Stock and shares of ZDNet Common Stock in such proportion as determined by the Committee; provided, that a Non-Employee Director shall not receive such annual grant of options to purchase 7,500 shares of common stock in any year in which such Non-Employee Director also receives the Initial Grant. Except as otherwise provided above in this Section 5(a), and unless otherwise determined by the Committee in its discretion, the terms of each stock option granted under this Section 5(a) shall provide that
(1) the option price shall be equal to 100% of the Fair Market Value of the Common Stock on the date of grant, (2) such option shall not be exercisable for a period more than 10 years following the date of grant, and (3) such option shall vest and become exercisable with respect to 20% of the shares on the first anniversary of the date of grant, and an additional 5% of the shares at the end of each three-month period thereafter. For purposes of the Plan, "Fair Market Value" means, per share of Common Stock, the closing price of the Common Stock on the New York Stock Exchange (the "NYSE") on the applicable date, or, if there are no sales of Common Stock on the NYSE on such date, then the closing price of the Common Stock on the last previous day on which a sale on the NYSE is reported; provided, that prior to the initial public offering of the Common Stock, Fair Market Value means such value as determined in good faith by the Committee. Unless otherwise determined by the Committee in its discretion, if an optionee ceases to be a Non-Employee Director, options granted under this Section 5(a) shall terminate except with respect to any portion of such option then exercisable, which portion shall remain exercisable for a period of (x) 90 days, if the termination as Non-Employee Director resulted from any reason other than death, disability or cause, or (y) one year, if the termination resulted from death or disability; provided, that in the event the termination resulted from a removal for cause, such option shall immediately terminate and no longer be exercisable to any extent; provided, further, that in no event shall any such option remain exercisable past the remainder of its scheduled ten-year term. For purposes of the Plan, with respect to any stock option granted under the Plan, references to the term "Common Stock" shall be deemed to refer to the applicable series of Common Stock with respect to which such option is granted.

   (b) Method of Exercise. The option price of each share as to which a stock option is exercised shall be paid in full at the time of such exercise in cash, by tender of shares of Common Stock owned by the Non-Employee Director valued at Fair Market Value as of the date of exercise (subject to such guidelines for the tender of Common Stock as the Committee may establish), by a "sale to cover" broker transaction or other cashless exercise method permitted under Regulation T of the Federal Reserve Board, or by a combination of cash, shares of Common Stock and other consideration as the Committee deems appropriate.

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   (c) Discretionary Grants. In addition, each Non-Employee Director shall be eligible to receive additional grants of stock options to purchase Common Stock from time to time on such terms and conditions as the Committee shall determine.

6. Award Agreements.

   Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, as determined by the Committee, which shall apply to such Award, in addition to the terms and conditions specified in the Plan. In the sole discretion of the Committee, a Non-Employee Director may be permitted to defer, on such terms and conditions as the Committee shall specify, the receipt of Common Stock otherwise deliverable under any Award.

7. Nontransferability; Forfeiture.

   No Award shall be assignable or transferable, and no right or interest of any Non-Employee Director shall be subject to any lien, obligation or liability of the Non-Employee Director, except by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, the Committee may, subject to the terms and conditions it may specify, permit a Non-Employee Director to transfer any stock options granted to him pursuant to the Plan to one or more of his immediate family members or to trusts established in whole or in part for the benefit of the Non-Employee Director and/or one or more of such immediately family members. During the lifetime of the Non-Employee Director, stock options shall be exercisable only by the Non-Employee Director or by the immediate family member or trust to whom such stock options have been transferred in accordance with this Section 7. For purposes of this Plan, "immediate family" shall mean the Non-Employee Director's spouse and issue (including adopted and step children). In addition, notwithstanding anything in the Plan to the contrary, the Committee may provide in any Award agreement that such Award may be forfeited for Cause (as determined by the Committee).

8. Adjustment of and Changes in Stock.

   In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan and to outstanding Awards.

9. Change of Control.

   (a) In the event of a Change of Control, all stock options shall be fully vested and exercisable in full. For purposes of the Plan, "Change in Control" means the occurrence of any one of the following events:

     (1) individuals who, on June 1, 1998, are members of the Board (the "Incumbent Directors") cease for any reason following June 1, 1998 to constitute at least a majority of the Board; provided, that any new director who is approved by a vote of at least a majority of the Incumbent Directors shall be treated as an Incumbent Director;

     (2) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction in which the Company is not the surviving corporation or entity; provided, however, that such approval shall not be a Change in Control if immediately following such transaction, SOFTBANK Corporation, directly or indirectly, would be the beneficial owner of more than 25% of the securities entitled to vote for the election of the board of directors of the surviving corporation or entity; or

     (3) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

   (b) The Committee, in its sole discretion, may further provide that in the event of a Change of Control, each Non-Employee Director shall receive in cancellation of such Non-Employee Director's outstanding and

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unexercised stock options, a cash payment in an amount equal to the difference between the option price of such stock options and (A) in the event the Change of Control is the result of a tender offer or exchange offer for the Common Stock, the final offer price per share paid for the Common Stock, or such lower price as the Committee may determine with respect to any incentive stock option to preserve its incentive stock option status, multiplied by the number of shares of Common Stock covered by such stock options, or (B) in the event the Change of Control is the result of any other occurrence, the aggregate value of the Common Stock covered by such stock options, as determined by the Committee at such time; provided, that such cash payment election shall not be available in the event such cancellation and payment would prevent the Company from using the pooling-of-interests method of accounting with respect to the transaction giving rise to the Change of Control.

10. Governmental Compliance.

   Each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

11. Amendment and Termination.

   The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment shall be made without stockholder approval (including an amendment to increase the number of shares reserved for issuance under the Plan) if such approval is necessary in order for the Plan to comply with any applicable law, regulations or stock exchange rule, and (b) except as provided in Section 9, no amendment shall be made that would adversely affect the rights of a Non-Employee Director under any Award previously granted, without such Non-Employee Director's written consent.

12. Effective Date; Approval of Stockholders.

   The Plan shall be effective as of February 13, 1998. Subject to earlier termination pursuant to Section 11, the Plan shall have a term of ten years from its Effective Date. The Plan is conditioned upon the approval of the stockholders of the Company prior to the initial public offering of shares of Common Stock of the Company, and failure to receive such approval shall render the Plan and all outstanding Awards issued thereunder void and of no effect.

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